   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999


                                                      REGISTRATION NO. 333-89997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              TERRA NETWORKS, S.A.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              TERRA NETWORKS, INC.
                (TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH)

              KINGDOM OF SPAIN                                   7375
      (STATE OR OTHER JURISDICTION OF                (PRIMARY STANDARD INDUSTRIAL
       INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)

              KINGDOM OF SPAIN                                    NONE
      (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                          VIA DE LAS DOS CASTILLAS, 33
                                 COMPLEJO ATICA
                                   EDIFICIO 1
                               POZUELO DE ALARCON
                                  28223 MADRID
                                     SPAIN
                                (34) 91-452-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------

                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 664-1666
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                       JOSEPH A. HALL                                            WILLIAM A. PLAPINGER
                   DAVIS POLK & WARDWELL                                       WILLIAM J. WILLIAMS, JR.
                    450 LEXINGTON AVENUE                                         SULLIVAN & CROMWELL
                  NEW YORK, NEW YORK 10017                                        ST. OLAVE'S HOUSE
                       (212) 450-4000                                             9a IRONMONGER LANE
                                                                                   LONDON, EC2V 8EY
                                                                                    UNITED KINGDOM
                                                                                  (44-207) 710-6525

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                                                                 AMOUNT
                                                               TO BE PAID
                                                              ------------
Registration fee............................................  US$  123,015
NASD filing fee.............................................        30,500
Nasdaq National Market entry and annual fees................       107,000
Printing and engraving expenses.............................       730,000
Legal fees and expenses.....................................     1,500,000
Accounting fees and expenses................................     1,500,000
Miscellaneous...............................................       200,000
                                                              ------------
     Total..................................................  US$4,190,515
                                                              ============


     Each of the amounts set forth above, other than the registration fee and the NASD filing fee, is an estimate. These amounts do not reflect US$12 million of estimated advertising expenses in connection with the Spanish offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Terra Networks maintains an insurance policy that protects its officers and the members of its Board of Directors from liabilities incurred as a result of actions taken in their official capacity.

     Reference is made to Section 9 of the form of International Underwriting Agreement filed as Exhibit 1 to the Registration Statement which sets forth the registrant's and underwriters' respective agreement to indemnify each other and to provide contribution in circumstances where indemnification is unavailable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since December 4, 1998, the date of its incorporation, the registrant has sold the following ordinary shares. Each transaction was exempt from registration in reliance upon Section 4(2) of and Regulation S under the Securities Act of 1933.

                                                                NO. OF          AGGREGATE
              PURCHASER                       DATE          ORDINARY SHARES   CONSIDERATION
              ---------                 -----------------   ---------------   --------------
Telefonica, S.A.......................  September 9, 1999     133,394,375     E266.8 million
Telefonica, S.A.......................  September 9, 1999      60,101,210     E120.2 million
Terra Networks Employee Stock Option
  Plan................................    October 1, 1999      14,000,000     E 30.2 million
Shareholders of Ole...................    October 1, 1999       4,928,000     E 20.4 million

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are filed as part of this registration statement:


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
    1     Form of Underwriting Agreement
    2.1   English translation of the Purchase and Sale Agreement for the Stock of Infovia S.A. dated July 21, 1999 between
          Infovia International Inc., Infovia S.A., Tecnologia
          Empresarial S.A. and Telefonica Interactiva, S.A.
    2.2   English translation of the Purchase and Sale Agreement for the Stock of Proveedora de Servicios de Conectividad S.A.
          dated October 4, 1999 between Compania de Telefonos de
          Chile -- Transmisiones Regionales S.A. and Telefonica
          Interactiva Chile Limitada(+)
    2.3   English translation of the Option Agreement for the
          Subscription for Shares dated October 4, 1999 between
          Compania de Telefonos de Chile -- Transmisiones Regionales
          S.A. and Terra Networks, S.A.*
    2.4   English translation of the Shareholders Agreement dated
          October 4, 1999 between Compania de Telecomunicaciones de
          Chile, S.A., Compania de Telefonos de Chile -- Transmisiones
          Regionales S.A. and Terra Networks, S.A.
    2.5   English translation of the Purchase and Sale Agreement for the Stock of Informacion Selectiva, S.A. de C.V. dated
          October 5, 1999 between Inversiones Grupo Reforma, S.A. de
          C.V., Consorcio Interamericano de Comunicacion, S.A. de
          C.V., Terra Networks Mexico, S.A. de C.V. and Editora El
          Sol, S.A. de C.V.
    2.6   English translation of the Non-compete and Cooperation
          Agreement dated October 5, 1999 between Mr. Alejandro Junco de la Vega, Editora El Sol, S.A. de C.V., Ediciones del
          Norte, S.A. de C.V., Servicios Motociclistas, S.A. de C.V.,
          Immobilaria Macro, S.A. de C.V., Consorcio Interamericano de
          Comunicacion, S.A. de C.V., Apoyo Aereo, S.A. de C.V.,
          Comunicacion Integrada de Occidente, S.A. de C.V.,
          Inversiones Grupo Reforma, S.A. de C.V. and Terra Networks
          Mexico, S.A. de C.V.
    2.7   English translation of the Purchase and Sale Agreement for a
          25% interest in Terra Networks Mexico, S.A. de C.V. dated
          October 5, 1999 between Bidasoa, B.V., Telefonica Servicios
          y Contenidos por la Red, S.A. and Terra Networks, S.A.
    2.8   English translation of the Share Option Agreement dated
          October 5, 1999 between Bidasoa, B.V. and Telefonica, S.A., together with the English translation of the letter for the exercise of the share option dated October 11, 1999 between
          Bidasoa, B.V. and Telefonica, S.A.
    2.9   English translation of the Nutec Informatica S.A. Share
          Subscription Agreement dated June 15, 1999 between RBS
          Administracao e Cobranca Ltda., MLSP -- Comercio e
          Participacoes Ltda., Mr. Alfonso Antunes da Motta, Mr. Luiz
          Alberto Barichello, Mrs. Silvia Nora Berno de Jesus and
          Telefonica Interactiva Brasil Ltda.
   2.10   English translation of the Nutec Informatica S.A.'s
          Shareholders Agreement dated June 15, 1999 between RBS
          Administracao e Cobranca Ltda., Mr. Alfonso Antunes da
          Motta, Mr. Luiz Alberto Barichello, MLSP -- Comercio e
          Participacoes Ltda., Mrs. Silvia Nora Berno de Jesus and
          Telefonica Interactiva Brasil Ltda., as partially rescinded by the Rescission Agreement dated August 5, 1999

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   2.11   English translation of the Nutec Informatica S.A.
          Shareholders' Agreement dated June 15, 1999 between
          MLSP -- Comercio e Participacoes Ltda., Mrs. Silvia Nora
          Berno de Jesus and Telefonica Interactiva Brasil Ltda., as
          supplemented by Additional Agreement dated August 5, 1999
   2.12   English translation of the Purchase and Sale Agreement for the Stock of Nutec Informatica S.A. dated August 5, 1999
          between MSLP -- Comercio e Participacoes Ltda. and
          Telefonica Interactiva Brasil Ltda.
   2.13   English translation of the Agreement for the Purchase and
          Sale of Stock of Nutec Informatica S.A. dated August 5, 1999 between Telefonica Interactiva Brasil Ltda. and Mrs. Silvia
          Berno de Jesus
   2.14   English translation of the Memorandum of Understanding dated
          October 22, 1999 between Taetel S.L., MLSP-Comercio e
          Participacoes Ltda. and Mrs. Silvia Nora Berno de Jesus
   2.15   English translation of the Purchase and Sale Agreement for the Stock of Netgocios S.A. dated September 9, 1999 between
          Mr. Gonzalo Roberto Arzuaga, Mr. Fernando Martin Arzuaga and
          Telefonica Interactiva Argentina S.A.(+)
   2.16   English translation of the Purchase and Sale Agreement for the Stock of Donde Latinoamerica S.A. dated September 21,
          1999 between Mr. Francisco Matio Piantoni, Mr. Cesar Augusto
          Planas and Telefonica Interactiva Argentina S.A.(+)
   2.17   English translation of the Purchase and Sale Agreement for a
          25% interest in the Teknoland Group dated June 14, 1999
          between Mr. Enrique Colman Lopez Cantolla, Jesus Angel
          Suarez Gil, Ricardo Conde Muntadas -- Prim, David Lopez
          Cantolla, Luis Cifuentes Muntadas and Telefonica
          Interactiva, S.A.
   2.18   English translation of the Purchase and Sale Agreement for the Stock of Centro de Investigacion y Experimentacion de
          Realidad Virtual, S.L. dated July 29, 1999 between Mr.
          Enrique Colman Lopez Cantolla, Jesus Angel Suarez Gil,
          Ricardo Conde Muntadas-Prim, David Lopez Cantolla, Luis
          Cifuentes Muntadas and Telefonica Interactiva, S.A.
   2.19   English translation of the Purchase and Sale Agreement for
          Stock of Ordenamientos de Links Especializados, S.L. (Ole)
          dated March 10, 1999 between Telefonica Interactiva, S.A.
          and InfoSearch Holdings
   2.20   English translation of the Master Agreement dated September
          13, 1999 between Telefonica Interactiva, S.A., Infosearch
          Holdings and Telefonica, S.A., in connection with the
          acquisition of Ordenamientos de Links Especializados, S.L.
          (Ole)
   2.21   English translation of the Purchase and Sale Agreement for the Stock of Ordenamientos de Links Especializados, S.L.
          (Ole) dated April 15, 1999 between Telefonica Interactiva, and InfoSearch Holdings
   2.22   English translation of the Option Agreement for the
          Subscription for Shares dated October 20, 1999 between
          Telefonica del Peru S.A.A. and Terra Networks, S.A.
   2.23   English translation of the Asset Purchase Agreement dated
          October 20, 1999, between Telefonica Servicios Internet
          S.A.C. and Terra Networks Peru S.A.
    3.1   Certificate of Incorporation and bylaws
    3.2   Amended and restated bylaws as amended

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
    4.1   Deposit Agreement (incorporated by reference into the
          Registration Statement on Form F-6 filed by Terra Networks,
          S.A. (Registration No. 333-11078))
    5.1   Opinion of Uria & Menendez
    8.1   Opinion of Davis Polk & Wardwell as to certain tax matters included in the Prospectus
    8.2   Opinion of Uria & Menendez as to certain tax matters
          included in the Prospectus
   10.1   Master Agreement dated July 23, 1999 between Terra Networks,
          S.A. and Amadeus Global Travel Distribution, S.A., as
          amended by letters dated October 6 and 20, 1999
   10.2   English translation of the Traffic Inducement Fee Contract dated September 15, 1999 between Terra Networks, S.A. and
          Telefonica Data Espana, S.A.*
   10.3   Form of Limited Liability Company Agreement of Terra
          Networks Access Services USA, LLC dated October 5, 1999
          between Telefonica Interactiva USA, Inc. and IDT
          Corporation*
   10.4   Internet Colocation Services Agreement dated October 5, 1999 between Terra Networks Interactive Services USA, LLC and IDT
          Corporation*
   10.5   Form of Limited Liability Company Agreement of Terra
          Networks Interactive Services USA, LLC dated October 5, 1999 between Telefonica Interactiva USA, Inc. and IDT
          Corporation*
   10.6   Internet Service Provisioning and Marketing Agreement dated
          October 5, 1999 between Terra Networks Access Services USA,
          LLC and IDT Corporation*
   10.7   Joint Venture Agreement dated October 5, 1999 between Terra
          Networks, S.A. and IDT Corporation*
   10.8   English translation of the Services Agreement dated October
          20, 1999 between Telefonica del Peru S.A.A., Terra Networks
          Peru S.A., Telefonica Servicios Internet S.A.C. and Terra
          Networks, S.A.
   21.1   Subsidiaries of Terra Networks, S.A.
   23.1   Consent of Arthur Andersen y Cia., S. Com.*
   23.2   Consent of PricewaterhouseCoopers Auditores, S.L.*
   23.3   Consent of BDO Audiberia*
   23.4   Consent of Arthur Andersen S/C*
   23.5   Consent of Ruiz, Urquiza y Cia, S.C.*
   23.6   Consent of Uria & Menendez (included in Exhibit 5.1)
   99.1   Certificate of the general counsel of Terra Networks, S.A., certifying fairness and accuracy of the English translations of the exhibits filed on October 29, 1999.*
   99.2   Certificate of the general counsel of Terra Networks, S.A.
          certifying fairness and accuracy of the English translations of the exhibits included herein.


---------------


* Previously filed.


+ Previously filed and refiled here to reflect exhibits.


ITEM 17. UNDERTAKINGS

     The undersigned hereby undertakes:

          (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) The undersigned registrant hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madrid, Kingdom of Spain, on this 12th day of November, 1999.


                                          TERRA NETWORKS, S.A.

                                           /s/ JUAN PEREA SAENZ DE BURUAGA
                                          By:
                                          --------------------------------------

                                                Juan Perea Saenz de Buruaga
                                            Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                                     TITLE                                    DATE
----------                                     -----                                    ----

       /s/ JUAN PEREA SAENZ DE BURUAGA         Chief Executive Officer and       November 12, 1999
---------------------------------------------  Director (Principal Executive
         Juan Perea Saenz de Buruaga           Officer)

         /s/ JUAN VILLALONGA NAVARRO           President of the Board of         November 12, 1999
---------------------------------------------  Directors
           Juan Villalonga Navarro

       /s/ ANTONIO DE ESTEBAN QUINTANA         Chief Financial Officer           November 12, 1999
---------------------------------------------  (Principal Financial and
         Antonio de Esteban Quintana           Accounting Officer)

          /s/ CESAREO ALIERTA IZUEL            Director                          November 12, 1999
---------------------------------------------
            Cesareo Alierta Izuel

       /s/ ALBERTO CORTINA DE ALCOCER          Director                          November 12, 1999
---------------------------------------------
         Alberto Cortina de Alcocer

          /s/ JOSE MARiA MAS MILLET            Secretary and Director            November 12, 1999
---------------------------------------------
            Jose Maria Mas Millet

                                               Director
---------------------------------------------
         Alejandro Junco de la Vega

SIGNATURES                                     TITLE                                    DATE
----------                                     -----                                    ----

                                               Director
---------------------------------------------
         Francisco Morena de Alboran

           /s/ NELSON P. SIROTSKY              Director                          November 12, 1999
---------------------------------------------
             Nelson P. Sirotsky

           /s/ JUAN ROVIRA DE OSSO             Authorized Representative in the  November 12, 1999
---------------------------------------------  United States of America
             Juan Rovira de Osso

                                 EXHIBIT INDEX


EXHIBIT                                                                 SEQUENTIALLY
NUMBER                            DESCRIPTION                           NUMBERED PAGE
-------                           -----------                           -------------
 1        Form of Underwriting Agreement
 2.1      English translation of the Purchase and Sale Agreement for the Stock of Infovia S.A. dated July 21, 1999 between
          Infovia International Inc., Infovia S.A., Tecnologia
          Empresarial S.A. and Telefonica Interactiva, S.A.
 2.2      English translation of the Purchase and Sale Agreement for the Stock of Proveedora de Servicios de Conectividad S.A.
          dated October 4, 1999 between Compania de Telefonos de
          Chile -- Transmisiones Regionales S.A. and Telefonica
          Interactiva Chile Limitada(+)
 2.3      English translation of the Option Agreement for the
          Subscription for Shares dated October 4, 1999 between
          Compania de Telefonos de Chile -- Transmisiones Regionales
          S.A. and Terra Networks, S.A.*
 2.4      English translation of the Shareholders Agreement dated
          October 4, 1999 between Compania de Telecomunicaciones de
          Chile, S.A., Compania de Telefonos de Chile -- Transmisiones
          Regionales S.A. and Terra Networks, S.A.
 2.5      English translation of the Purchase and Sale Agreement for the Stock of Informacion Selectiva, S.A. de C.V. dated
          October 5, 1999 between Inversiones Grupo Reforma, S.A. de
          C.V., Consorcio Interamericano de Comunicacion, S.A. de
          C.V., Terra Networks Mexico, S.A. de C.V. and Editora El
          Sol, S.A. de C.V.
 2.6      English translation of the Non-compete and Cooperation
          Agreement dated October 5, 1999 between Mr. Alejandro Junco de la Vega, Editora El Sol, S.A. de C.V., Ediciones del
          Norte, S.A. de C.V., Servicios Motociclistas, S.A. de C.V.,
          Immobilaria Macro, S.A. de C.V., Consorcio Interamericano de
          Comunicacion, S.A. de C.V., Apoyo Aereo, S.A. de C.V.,
          Comunicacion Integrada de Occidente, S.A. de C.V.,
          Inversiones Grupo Reforma, S.A. de C.V. and Terra Networks
          Mexico, S.A. de C.V.
 2.7      English translation of the Purchase and Sale Agreement for a
          25% interest in Terra Networks Mexico, S.A. de C.V. dated
          October 5, 1999 between Bidasoa, B.V., Telefonica Servicios
          y Contenidos por la Red, S.A. and Terra Networks, S.A.
 2.8      English translation of the Share Option Agreement dated
          October 5, 1999 between Bidasoa, B.V. and Telefonica, S.A., together with the English translation of the letter for the exercise of the share option dated October 11, 1999 between
          Bidasoa, B.V. and Telefonica, S.A.
 2.9      English translation of the Nutec Informatica S.A. Share
          Subscription Agreement dated June 15, 1999 between RBS
          Administracao e Cobranca Ltda., MLSP -- Comercio e
          Participacoes Ltda., Mr. Alfonso Antunes da Motta, Mr. Luiz
          Alberto Barichello, Mrs. Silvia Nora Berno de Jesus and
          Telefonica Interactiva Brasil Ltda.

EXHIBIT                                                                 SEQUENTIALLY
NUMBER                            DESCRIPTION                           NUMBERED PAGE
-------                           -----------                           -------------
 2.10     English translation of the Nutec Informatica S.A.'s
          Shareholders Agreement dated June 15, 1999 between RBS
          Administracao e Cobranca Ltda., Mr. Alfonso Antunes da
          Motta, Mr. Luiz Alberto Barichello, MLSP -- Comercio e
          Participacoes Ltda., Mrs. Silvia Nora Berno de Jesus and
          Telefonica Interactiva Brasil Ltda., as partially rescinded by the Rescission Agreement dated August 5, 1999
 2.11     English translation of the Nutec Informatica S.A.
          Shareholders' Agreement dated June 15, 1999 between
          MLSP -- Comercio e Participacoes Ltda., Mrs. Silvia Nora
          Berno de Jesus and Telefonica Interactiva Brasil Ltda., as
          supplemented by Additional Agreement dated August 5, 1999
 2.12     English translation of the Purchase and Sale Agreement for the Stock of Nutec Informatica S.A. dated August 5, 1999
          between MSLP -- Comercio e Participacoes Ltda. and
          Telefonica Interactiva Brasil Ltda.
 2.13     English translation of the Agreement for the Purchase and
          Sale of Stock of Nutec Informatica S.A. dated August 5, 1999 between Telefonica Interactiva Brasil Ltda. and Mrs. Silvia
          Berno de Jesus
 2.14     English translation of the Memorandum of Understanding dated
          October 22, 1999 between Taetel S.L., MLSP-Comercio e
          Participacoes Ltda. and Mrs. Silvia Nora Berno de Jesus
 2.15     English translation of the Purchase and Sale Agreement for the Stock of Netgocios S.A. dated September 9, 1999 between
          Mr. Gonzalo Roberto Arzuaga, Mr. Fernando Martin Arzuaga and
          Telefonica Interactiva Argentina S.A.(+)
 2.16     English translation of the Purchase and Sale Agreement for the Stock of Donde Latinoamerica S.A. dated September 21,
          1999 between Mr. Francisco Matio Piantoni, Mr. Cesar Augusto
          Planas and Telefonica Interactiva Argentina S.A.(+)
 2.17     English translation of the Purchase and Sale Agreement for a
          25% interest in the Teknoland Group dated June 14, 1999
          between Mr. Enrique Colman Lopez Cantolla, Jesus Angel
          Suarez Gil, Ricardo Conde Muntadas -- Prim, David Lopez
          Cantolla, Luis Cifuentes Muntadas and Telefonica
          Interactiva, S.A.
 2.18     English translation of the Purchase and Sale Agreement for the Stock of Centro de Investigacion y Experimentacion de
          Realidad Virtual, S.L. dated July 29, 1999 between Mr.
          Enrique Colman Lopez Cantolla, Jesus Angel Suarez Gil,
          Ricardo Conde Muntadas-Prim, David Lopez Cantolla, Luis
          Cifuentes Muntadas and Telefonica Interactiva, S.A.
 2.19     English translation of the Purchase and Sale Agreement for
          Stock of Ordenamientos de Links Especializados, S.L. (Ole)
          dated March 10, 1999 between Telefonica Interactiva, S.A.
          and InfoSearch Holdings
 2.20     English translation of the Master Agreement dated September
          13, 1999 between Telefonica Interactiva, S.A., Infosearch
          Holdings and Telefonica, S.A., in connection with the
          acquisition of Ordenamientos de Links Especializados, S.L.
          (Ole)

EXHIBIT                                                                 SEQUENTIALLY
NUMBER                            DESCRIPTION                           NUMBERED PAGE
-------                           -----------                           -------------
 2.21     English translation of the Purchase and Sale Agreement for the Stock of Ordenamientos de Links Especializados, S.L.
          (Ole) dated April 15, 1999 between Telefonica Interactiva, and InfoSearch Holdings
 2.22     English translation of the Option Agreement for the
          Subscription for Shares dated October 20, 1999 between
          Telefonica del Peru S.A.A. and Terra Networks, S.A.
 2.23     English translation of the Asset Purchase Agreement dated
          October 20, 1999, between Telefonica Servicios Internet
          S.A.C. and Terra Networks Peru S.A.
 3.1      Certificate of Incorporation and bylaws
 3.2      Amended and restated bylaws as amended
 4.1      Deposit Agreement (incorporated by reference into the
          Registration Statement on Form F-6 filed by Terra Networks,
          S.A. (Registration No. 333-11078))
 5.1      Opinion of Uria & Menendez
 8.1      Opinion of Davis Polk & Wardwell as to certain tax matters included in the Prospectus
 8.2      Opinion of Uria & Menendez as to certain tax matters
          included in the Prospectus
10.1      Master Agreement dated July 23, 1999 between Terra Networks,
          S.A. and Amadeus Global Travel Distribution, S.A., as
          amended by letters dated October 6 and 20, 1999
10.2      English translation of the Traffic Inducement Fee Contract dated September 15, 1999 between Terra Networks, S.A. and
          Telefonica Data Espana, S.A.*
10.3      Form of Limited Liability Company Agreement of Terra
          Networks Access Services USA, LLC dated October 5, 1999
          between Telefonica Interactiva USA, Inc. and IDT
          Corporation*
10.4      Internet Colocation Services Agreement dated October 5, 1999 between Terra Networks Interactive Services USA, LLC and IDT
          Corporation*
10.5      Form of Limited Liability Company Agreement of Terra
          Networks Interactive Services USA, LLC dated October 5, 1999 between Telefonica Interactiva USA, Inc. and IDT
          Corporation*
10.6      Internet Service Provisioning and Marketing Agreement dated
          October 5, 1999 between Terra Networks Access Services USA,
          LLC and IDT Corporation*
10.7      Joint Venture Agreement dated October 5, 1999 between Terra
          Networks, S.A. and IDT Corporation*
10.8      English translation of the Services Agreement dated October
          20, 1999 between Telefonica del Peru S.A.A., Terra Networks
          Peru S.A., Telefonica Servicios Internet S.A. C. and Terra
          Networks, S.A.
21.1      Subsidiaries of Terra Networks, S.A.
23.1      Consent of Arthur Andersen y Cia., S. Com.*

EXHIBIT                                                                 SEQUENTIALLY
NUMBER                            DESCRIPTION                           NUMBERED PAGE
-------                           -----------                           -------------
23.2      Consent of PricewaterhouseCoopers Auditores, S.L.*
23.3      Consent of BDO Audiberia*
23.4      Consent of Arthur Andersen S/C*
23.5      Consent of Ruiz, Urquiza y Cia, S.C.*
23.6      Consent of Uria & Menendez (included in Exhibit 5.1)
99.1      Certificate of the general counsel of Terra Networks, S.A., certifying fairness and accuracy of the English translations of the exhibits filed on October 29, 1999.*
99.2      Certificate of the general counsel of Terra Networks, S.A., certifying fairness and accuracy of the English translations of the exhibits included herein.


---------------


* Previously filed.



(+) Previously filed and refiled here to reflect exhibits.